Revocable Proxy

BCSB Bankcorp, Inc.

Special Meeting of Stockholders

                     , 2007

    :00     .m., local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints                     ,                      and                     , and each of them, with full power of substitution, to act as proxy for the undersigned and to vote all shares of common stock of BCSB Bankcorp, Inc. (“BCSB Bankcorp”) that the undersigned is entitled to vote only at the special meeting of stockholders, to be held on                     , 2007, at     :00     .m., local time, at Baltimore County Savings Bank, F.S.B.’s Perry Hall office, located at 4208 Ebenezer Road, Baltimore, Maryland and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) BCSB Bankcorp will convert to an interim federal stock savings association and will merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (B) Baltimore County Savings Bank, M.H.C., which currently owns approximately 63.5% of the common stock of BCSB Bankcorp, will convert to an interim federal stock savings association and merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (C) an interim stock savings association will be formed as a subsidiary of BCSB Bancorp, Inc., a Maryland corporation recently formed to be the holding company for Baltimore County Savings Bank, and then will merge into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (D) the outstanding shares of BCSB Bankcorp, other than those held by Baltimore County Savings Bank, M.H.C., will be converted into shares of common stock of BCSB Bancorp and (E) BCSB Bancorp will offer shares of its common stock for sale in a subscription offering and community offering.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the above proposal;

FOR	AGAINST	ABSTAIN

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3.	The following informational proposals:

3a	Approval of an increase in the authorized shares of capital stock.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3b	Approval of a provision in BCSB Bancorp’s articles of incorporation to limit the ability of stockholders to remove directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3c	Approval of a provision in BCSB Bancorp’s articles of incorporation to limit business combinations with interested stockholders.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3d	Approval of a provision in BCSB Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to BCSB Bancorp’s articles of incorporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3e	Approval of a provision in BCSB Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of BCSB Bancorp’s outstanding voting stock.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals listed only if signed and dated. If any other business is presented at the special meeting, this proxy will be voted by the proxies as directed by the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the special meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to any other business that may come before the special meeting or any adjournment thereof.

The undersigned acknowledges receipt from BCSB Bankcorp before the execution of this proxy of notice of the special meeting of stockholders and of a proxy statement for the special meeting.

Dated: __________, 2007

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.